EXHIBIT 4.1

                        GOTTSCHALKS INC.
          1994 KEY EMPLOYEE INCENTIVE STOCK OPTION PLAN

     1. Purpose. This Gottschalks Inc. 1994 Key Employee Incentive Stock Option Plan (the "Plan") is intended as an incentive for, and to encourage stock ownership by, key employees of Gottschalks Inc. (the "Company"), or any Affiliate (as used herein, the term, "Affiliate" means any parent or subsidiary corporation of the Company within the meaning of Section 424(e) and (f) of the Internal Revenue Code of 1986, as amended (the "Code")), so that such employees may increase their interest in the success of the Company as an equity holder, and to encourage them to remain in the employ of the Company or any Affiliate. It is intended that each option granted under this Plan will qualify as an "incentive stock option" within the meaning of Section 422(b) of the Code.

     2. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final. The Committee shall be composed of no less than three (3) persons who shall be members of the Board of Directors of the Company (the "Board"). Each member of the Committee shall be a "disinterested person" for purposes of the Code and Rule 16b-3 of the Securities and Exchange Commission under the Securities and Exchange Act of 1934 (the "1934 Act") (or any successor provision at the time in effect). No director shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

        With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor rule or rules under the 1934 Act. To the extent any provision of this Plan or action by the Committee or Board fails to so comply, such provision or action shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee or the Board.

     3. Eligibility. The Committee shall determine from time to time the persons who shall receive options hereunder and the number of shares of Common Stock (hereinafter defined) subject to such options; provided, however, options may be granted hereunder only to persons who, at the time of the grant thereof, are key employees of the Company or any Affiliate, and no options may be granted to any non-employee members of the Board.

     4. Stock. The stock subject to the options shall be shares of the Company's authorized but unissued or reacquired Common Stock, par value $0.01 per share (the "Common Stock"). The aggregate number of shares which may be issued under options granted pursuant to this Plan shall not exceed five hundred thousand (500,000) shares of Common Stock. The maximum number of shares upon which options may be granted to any optionee in any calendar year shall be twenty-five thousand (25,000) shares of Common Stock. The limitations established by each of the preceding sentences shall be subject to adjustment as provided in
Section 5(h) of this Plan.

     5. Terms and Conditions of Options. The stock options granted pursuant to the Plan shall be authorized by the Committee and shall be evidenced by a written stock option agreement, which agreement shall be entered into by the Company and the optionee to whom the option is granted, and which agreement shall include, incorporate or conform to the following terms and conditions, and such other terms and conditions not inconsistent therewith or with the terms and conditions of this Plan as the Committee considers appropriate in each case:

        (a) Optionee's Agreement. As consideration for the granting of an option under the Plan, each optionee must agree to use his best efforts for the benefit of the Company during his tenure of employment, but nothing in the Plan or agreement shall be deemed to limit the right of the Company to terminate any optionee's employment at any time for or without cause.

        (b) Number of Shares. The option shall state the number of shares which it covers. The aggregate fair market value (determined at the time the option is granted) of the shares with respect to which incentive stock options are exercisable for the first time by any optionee during any calendar year under this Plan (and under all other plans of the Company or any Affiliate) shall not exceed $100,000, and/or any other limit as may be prescribed by the Code from time to time. To the extent incentive stock options granted to any optionee become exercisable in any calendar year into shares with an aggregate fair market value (determined at the time the option is granted) which exceeds this limit, such options shall be treated as non-qualified stock options.

        (c) Option Price. The option shall state the option price, which shall be not less than 100% of the fair market value of each share of Common Stock on the date of the grant of the option or, if the optionee, immediately before such option is granted, owns (within the meaning of Sections 422 and 424 of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate (a "10% Stockholder"), shall be not less than one hundred ten percent (110%) of the fair market value of each share of Common Stock on the date of the grant of the option. For the purposes of this Plan, and as used herein, the "fair market value" of a share of Common Stock is the closing sales price on the date in question (or, if there was no reported sale on such date, on the last preceding day on which any reported sale occurred) of the Common Stock on the New York Stock Exchange.

        (d) Medium and Time of Payments. The option price shall be payable upon the exercise of the option in cash or by check. Exercise of an option shall not be effective until the Company has received written notice of exercise, specifying the number of whole shares to be purchased, accompanied by payment in full of the aggregate exercise price of the number of shares to be purchased. The Company shall not in any case be required to issue and sell a fractional share of stock.

        (e) Term and Exercise of Options. Except as provided in Sections 5(f), (g) and (h), the period of time within which an option may be exercised shall be such period of time specified in the option agreement, provided that such period shall in no event extend past the tenth anniversary of the date the option was granted (or the fifth anniversary if granted to an employee who is a 10% Stockholder). During the period within which an option is exercisable, it shall be exercisable only in accordance with the terms specified in the option agreement. Anything herein to the contrary notwithstanding, on the tenth anniversary of the date the option was granted (or on the fifth anniversary if granted to an employee who is a 10% Stockholder), it shall expire and be void with respect to any shares subject thereto which have not been theretofore purchased.

        (f) Termination of Employment Except for Death or Disability. In the event that the optionee shall cease to be employed by the Company or an Affiliate for any reason other than for cause or by reason of the optionee's death or disability (within the meaning of Section 22(e)(3) of the Code), an option granted hereunder, to the extent not then exercisable in accordance with its terms, shall terminate and be without further effect. To the extent the option is exercisable on the date of such termination, it may be exercised by the optionee within the ninety-day period following such termination, subject however to the condition that no option shall be exercisable after the expiration of ten years from the date such option was granted or such shorter period as may be provided in the option agreement pursuant to Section 5(e) hereof, and such option, to the extent not exercised within said ninety-day period, shall in all events terminate upon the expiration of said ninety-day period. Whether authorized leave of absence or absence due to military or governmental services shall constitute termination of employment, for the purpose of the Plan, shall be determined by the Committee, which determination shall be final and conclusive.

             Notwithstanding any other provisions set forth in the Plan, if the optionee is terminated for cause, the stock options granted to the optionee pursuant to the Plan shall expire immediately, provided that if there is outstanding, at the time of cessation or termination of employment, an employment agreement between the optionee and the Company and said employment agreement contains provisions for termination of employment, provisions in the employment agreement shall govern termination of the option. Termination for cause shall include termination for malfeasance or gross misfeasance in the performance of duties or conviction of a felony or any conduct intentionally detrimental to the interests of the Company or an Affiliate, or any other cause specified in any employment agreement between the Company and the optionee, and in any event, the determination of the Committee or Board with respect thereto shall be final and conclusive.

        (g) Death or Disability of Optionee and Transfer of Option. If the optionee shall cease to be employed by the Company or any Affiliate due to his death or disability, within the meaning of Section 22(e)(3) of the Code, while in the employ of the Company or an Affiliate, an option granted hereunder, to the extent not then exercisable in accordance with its terms, shall terminate and be without further effect. To the extent the option is exercisable on the day of death or disability, it may be exercised at any time within one year after the optionee's death or disability (subject to the condition that no option shall be exercisable after the expiration of ten years from the date such option was granted or such shorter period as may be provided in the option agreement in accordance with Section 5(e) hereof) by the optionee (or his or her guardian or legal representative) if he has become disabled while in the employ of the Company or an Affiliate, or if he shall die while in the employ of the Company or an Affiliate, by the executors or administrators of the optionee's estate or by any person or persons who shall have acquired the option directly from the optionee by bequest or inheritance, and such option, to the extent not exercised within said one year period, shall in all events terminate upon the expiration of such one year period.

        (h) Adjustments. If there shall be any change in the Common Stock through merger, consolidation, recapitalization, reincorporation, stock split, stock dividend, or other change in the capital structure of the Company, that event shall simultaneously, and without any further action by the Committee, cause appropriate adjustments to be made in (a) the number of shares subject to, and the exercise price of, outstanding options in order to preserve, but not to increase, the benefits of the optionee, so that immediately after such event each optionee shall be entitled, upon payment to the Company of the aggregate amount of money provided in the option, to receive that number of shares of Common Stock or other property that he would have received if he had exercised the option in full (without regard to any provisions relating to the dates on which the option becomes exercisable) immediately prior to such event; and (b) the aggregate number of shares of Common Stock subject to this Plan.

        Provided, however, that subject to any required action by the stockholders of the Company, if there shall be a Terminating Event (as hereinafter defined), each optionee shall have the right immediately prior to such Terminating Event to exercise his options to the extent not theretofore exercised, whether or not they are then exercisable in the ordinary course of events, unless there is a surviving corporation or a parent or subsidiary corporation thereof that shall assume (with appropriate changes) the outstanding options or replace them with new options of comparable value. The Company shall give reasonable notice of any Terminating Event. Twenty (20) days after the date such notice is sent, every option or any portion thereof outstanding hereunder shall thereupon terminate, unless there is a surviving corporation or a parent or subsidiary corporation thereof that shall assume (with appropriate changes) the outstanding options or replace them with new options of comparable value. Notwithstanding the foregoing, a merger effected solely for the purposes of reincorporating the Company in a jurisdiction other than that in which the Company is then incorporated shall not be subject to the provisions of this paragraph; provided that all outstanding options are assumed by the surviving corporation.

        For purposes of this Plan, "Terminating Event" shall mean
     (1) a dissolution or liquidation of the Company; (2) the Company's not being the surviving corporation in any merger, consolidation or reorganization; (3) acquisition of eighty percent (80%) or more of the Company's then outstanding voting stock by another corporation or person; or (4) the Company's sale of substantially all of its assets and property to another corporation or person. For purposes of this Plan, if an optionee shall cease to be employed by the Company at the same time as the occurrence of a Terminating Event, the Terminating Event shall be deemed to have occurred immediately prior to the time such optionee ceases to be employed by the Company.

        (i) Rights as a Stockholder. An optionee (or his successor in interest if he be deceased) shall have no rights as a stockholder with respect to any shares covered by his option until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in
     Section 5(h) hereof.

        (j) Modification, Extension and Renewal of Options. Subject to the terms and conditions of and within the limitations of the Plan, the Committee may modify, extend or renew outstanding options granted under the Plan. Notwithstanding the foregoing, however, no modification of an option shall, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted under the Plan.

        (k) Investment Purpose. Each optionee receiving an option pursuant hereto must represent that any shares purchased pursuant to the option will be or are acquired for his own account for investment and not with a view to, or for offer or sale in connection with, the distribution of any such shares; provided, however, that such representation need not be given if (i) the shares to be subject to such option to be granted to such optionee have been registered under the Securities Act of 1933 ("Securities Act") and registered or qualified, as the case may be, under applicable state securities laws or (ii) counsel to the Company determines that such registration is not necessary for purposes of compliance with applicable federal and state securities laws. Prior to the purchase of shares of Common Stock upon exercise of an option, or any part thereof, the optionee shall give such further representations of an investment or other nature as reasonably required by the Company in order to comply with applicable federal and state securities laws. Furthermore, nothing herein or in any option granted hereunder shall require the Company to issue any shares upon exercise of any option if such issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any other applicable statute or regulation then in effect. Nothing herein shall prohibit the optionee from using any shares acquired pursuant to any option granted hereunder as collateral or security for any debt, loan or other obligation.

        (l) Other Provisions. The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option, as the Committee shall deem advisable. The stock option agreement shall contain such limitations and restrictions upon the exercise of the option to which it relates as shall be necessary for the option to which such agreement relates to constitute an incentive stock option within the meaning of section 422(b) of the Code.

        (m) Assignability. No option shall be transferable by optionee other than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the optionee only by the optionee or, if the optionee is legally incompetent, by the optionee's legal representative.

     6. Indemnification. Each director ("Indemnified Party") shall be indemnified by the Company against all costs and reasonable expenses, including attorneys' fees, incurred by him in connection with any action, suit or proceeding, or in connection with any appeal thereof, to which he may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted hereunder, and against all amounts paid by such Indemnified Party in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by such Indemnified Party in satisfaction of a judgment in any such action, suit or proceeding, provided that within 60 days after institution of any such action, suit or proceeding such Indemnified Party shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same; and provided further, however, anything contained in the Plan to the contrary notwithstanding, there shall be no indemnification of an Indemnified Party who is adjudged by a court of competent jurisdiction to be guilty of, or liable for, willful misconduct, gross neglect of duty, or criminal acts. The foregoing rights of indemnification shall be in addition to such other rights of indemnification as an Indemnified Party may have as a director of the Company.

     7. Amendment and Termination of the Plan. If not sooner terminated, the Plan shall terminate automatically on the date that is ten (10) years following the Effective Date. No options may be granted hereunder after the termination of the Plan.

     The Board may, from time to time, amend the Plan in any respect whatsoever; provided, however, that without the approval of the stockholders of the Company, no such amendment (i) shall change the number of shares of Stock subject to the Plan or the maximum number of shares upon which options may be granted to any optionee in any calendar year (other than as provided in Section 5(h)), (ii) shall change the designation of the class of employees eligible to receive options, (iii) shall decrease the price at which options may be granted, or (iv) may be a material amendment of the Plan, within the meaning of Rule 16b-3 under the 1934 Act (or any successor provision at the time in effect), including any amendment which would materially increase the benefits accruing to participants under the Plan or materially modify the requirements as to eligibility for participation in the Plan; and, provided further, no termination or amendment of the Plan shall adversely affect the rights of an optionee under an option, except with the consent of such optionee. The Board may, with respect to any shares at the time not subject to options, suspend, discontinue or terminate the Plan.

     8. No Obligation to Exercise Option. The granting of an option shall impose no obligation upon the optionee to exercise such option.

     9. Application of Funds. The proceeds received by the Company from the sale of shares pursuant to options will be used for general corporate purposes.

     10. Governing Law. All questions arising with respect to the provisions of the plan shall be determined by application of the laws of the State of Delaware except to the extent Delaware law is preempted by federal statute.

     11. Date Plan is Effective. The Plan shall become effective, as of the date of its adoption by the Board, when it has been duly approved by the stockholders of the Company at a meeting of the stockholders of the Company duly held in accordance with applicable law within twelve months after the date of adoption of the Plan by the Board (the "Effective Date"). If the Plan is not so approved, the Plan shall terminate and any option granted hereunder shall be null and void.